Item 30. Exhibit (n) i.

[KPMG letterhead appears here]

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 26, 2026, with respect to the statutory financial statements of C.M. Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 20, 2026

[KPMG letterhead appears here]

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 10, 2026, with respect to the financial statements of C.M. Life Variable Life Separate Account I, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 20, 2026